UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2015

Wells Fargo Commercial Mortgage Trust 2015-C27

(Exact name of issuing entity as specified in its charter)

Wells Fargo Commercial Mortgage Securities, Inc.

(Exact name of depositor as specified in its charter)

Wells Fargo Bank, N.A.

 Liberty Island Group I LLC

 Rialto Mortgage Finance, LLC

 C-III Commercial Mortgage LLC

 Principal Commercial Capital

 Basis Real Estate Capital II, LLC

(Exact name of sponsors as specified in their charters)

38-3955409
38-3955410
38-3955411
New York	333-195164-05	38-7135300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, MD	21045
(Address of Principal Executive Offices)	(Zip Code)

Telephone number, including area code:  (410) 884-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 6 - Asset-Backed Securities

Item 6.02  Change of Servicer or Trustee.

Pursuant to Section 6.08 of the Pooling and Servicing Agreement, dated as of February 1, 2015 (the "CGCMT 2015-GC27 PSA"), relating to the issuing entity known as Citigroup Commercial Mortgage Trust 2015-GC27 (the "CGCMT 2015-GC27 Trust"), Rialto CMBS V, LLC removed Midland Loan Services, a Division of PNC Bank, National Association ("Midland"), as special servicer under the CGCMT 2015-GC27 PSA with respect to the Boca Hamptons Plaza Portfolio Loan Combination (as defined in the Pooling and Servicing Agreement, dated as of March 1, 2015 (the "PSA"), relating to the issuing entity known as Wells Fargo Commercial Mortgage Trust 2015-C27 (the "Trust")) (including with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan (as defined in the PSA), which is included in the Trust), and appointed Rialto Capital Advisors, LLC, a Delaware limited liability company ("Rialto"), as the successor special servicer under the CGCMT 2015-GC27 PSA with respect to the Boca Hamptons Plaza Portfolio Loan Combination (including with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, which is included in the Trust).  The removal of Midland as special servicer under the CGCMT 2015-GC27 PSA with respect to the Boca Hamptons Plaza Portfolio Loan Combination, and the appointment of Rialto as successor special servicer under the CGCMT 2015-GC27 PSA with respect to the Boca Hamptons Plaza Portfolio Loan Combination, was effective as of July 1, 2015.  The Boca Hamptons Plaza Portfolio Mortgage Loan held by the Trust (and the related pari passu companion loan held by the CGCMT 2015-GC27 Trust) are serviced and administered pursuant to the CGCMT 2015-GC27 PSA.

Pursuant to Section 6.08(a) of the CGCMT 2015-GC27 PSA and Section 6.05(g) of the PSA, Rialto CMBS V, LLC, as the Majority Subordinate Certificateholder under the PSA, has the right, at any time prior to the occurrence and continuance of a Boca Hamptons Portfolio Control Termination Event (as defined in the CGCMT 2015-GC27 PSA) (or if a Boca Hamptons Plaza Portfolio Control Termination Event has occurred but is no longer continuing), to terminate the existing special servicer under the CGCMT 2015-GC27 PSA with respect to the Boca Hamptons Plaza Portfolio Loan Combination, with or without cause, and appoint the successor special servicer under the CGCMT 2015-GC27 PSA with respect to the Boca Hamptons Plaza Portfolio Loan Combination.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012.  As of March 31, 2015, Rialto and its affiliates were actively special servicing approximately 2,400 portfolio loans with a principal balance of approximately $800 million and were responsible for approximately 1,400 portfolio REO assets with a principal balance of approximately $1.5 billion.  Rialto is also currently performing special servicing for 51 commercial real estate securitizations.  With respect to such securitization transactions, Rialto is administering over 3,800 assets with a principal balance of approximately $56.8 billion.  The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto's portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 3/31/2015
Number of CMBS Pools Named Special Servicer.............................................................	16	27	45	49
Approximate Aggregate Unpaid Principal Balance(1).........................................................	$18.9 billion	$32.4 billion	$49.2 billion	$53.3 billion
Approximate Number of Specially Serviced Loans or REO Properties(2) ..........................	19	27	28	32
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)............................................	$21 million	$101 million	$126.9 million	$149 million

(1)     Includes all commercial and multifamily mortgage loans and related REO properties in Rialto's portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)     Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto's portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

Rialto is a wholly owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company ("RCM").  RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly owned subsidiary of Lennar Corporation ("Lennar") (NYSE:  LEN and LEN.B).  As of March 31, 2015, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the "Funds") with an aggregate of $2.6 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital.  Two of such funds are focused on distressed and value add real estate related investments, one of such funds is focused on investments in commercial mortgage backed securities and the other fund and the separately managed account are focused on mezzanine debt.  To date, RCM has acquired and/or is managing approximately $6.9 billion of non  and sub performing real estate assets, representing over 10,000 loans.  Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation.  RCM was also a sub advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $3.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 47 different securitizations totaling approximately $55.0 billion in overall transaction size.  RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 385 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta.  In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Charlotte, North Carolina and Tampa, Florida.  It is also supported in local markets by the Lennar infrastructure which provides access to over 6,600 employees across the country's largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate.  These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.  Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard.  The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.  Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the Trust (including the Boca Hamptons Plaza Portfolio Mortgage Loan), as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the CGCMT 2015-GC27 PSA for assets of the same type included in the Trust (particularly the Boca Hamptons Plaza Portfolio Mortgage Loan).  Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the CGCMT 2015-GC27 PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the Boca Hamptons Plaza Portfolio Loan Combination or the performance of the certificates.

In its capacity as special servicer with respect to the Boca Hamptons Plaza Portfolio Loan Combination, Rialto will not have primary responsibility for custody services of original documents evidencing the Boca Hamptons Plaza Portfolio Loan Combination.  Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Boca Hamptons Plaza Portfolio Loan Combination or otherwise.  To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the CGCMT 2015-GC27 PSA.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer.  In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

A description of the material terms of the CGCMT 2015-GC27 PSA regarding the special servicing of the Boca Hamptons Plaza Portfolio Mortgage Loan held by the Trust and the special servicer's duties regarding the Boca Hamptons Plaza Portfolio Loan Combination, including limitations on the special servicer's liability under the CGCMT 2015-GC27 PSA and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement (SEC File Number 333-195164-05) filed by the Trust with the Securities and Exchange Commission on March 12, 2015 pursuant to Rule 424(b)(5) in the section captioned "SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND."  A copy of the CGCMT 2015-GC27 PSA has been filed as Exhibit 4.4 to the Form 8-K filed by the Trust with the Securities and Exchange Commission on March 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Fargo Commercial Mortgage Securities, Inc.

(Depositor)

/s/ Anthony Sfarra

Anthony Sfarra, President

Date: July 6, 2015